UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 17, 2026

Date of Report (Date of earliest event reported)

LIMINATUS PHARMA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42626	93-2710748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12611 Hiddencreek Way, Unit C, Cerritos, CA	90703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 273-5453

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIMN	The Nasdaq Stock Market LLC
Warrants	LIMNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2026, Liminatus Pharma, Inc. (the “Company”) announced the pricing of a “best efforts” public offering of (i) 8,270,000 shares of its common stock, par value $0.0001 per share (“common stock”), (ii) 5,543,000 pre-funded warrants to purchase up to 5,543,000 shares of common stock (the “Pre-Funded Warrants”) and (ii) 13,813,000 common stock purchase warrants to purchase up to 20,719,500 shares of common stock (the “Warrants”), at a combined public offering price of $0.29 per share (or $0.2899 per Pre-Funded Warrant) and Warrant (the “Offering”).

Each Pre-Funded Warrant has an exercise price of $0.0001 per share upon issuance for one share of common stock and will not expire prior to exercise. Each Warrant has an exercise price of $0.29 per share, is exercisable upon issuance for one and a half shares of common stock, and will expire five years following the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price.

In connection with the Offering, on February 17, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers party thereto. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 180 days after the closing date of the Offering, subject to certain exceptions. The Company also agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the closing date of the Offering, subject to certain exceptions.

In connection with the Offering, on February 17, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC, as placement agent in connection with the Offering (the “Placement Agent”). The Company paid the Placement Agent a cash fee of 8.0% of the aggregate gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the Offering in an aggregate amount up to $100,000. In addition, the Company issued to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase 690,650 shares of common stock (representing 5.0% of the number of shares of common stock sold in the Offering). The Placement Agent Warrants are immediately exercisable at an exercise price of $0.319 (or 110% of the public offering price for the shares of common stock and common warrants offered in the Offering) and will expire on the fifth anniversary of the commencement of sales of the Offering.

The Company’s directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 180 days following the closing date of the Offering without the prior written consent of the Placement Agent, subject to certain exceptions.

The shares of common stock, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants described above and the underlying shares of common stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-293364), as amended, which was declared effective by the Securities and Exchange Commission on February 13, 2026.

The closing of the Offering occurred on February 18, 2026. The Company received net proceeds of approximately $3.46 million, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the offering primarily for clinical trials, research and development, sales and marketing and working capital and general corporate purposes.

The foregoing summaries of the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrant and the lock-up agreements do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents, which are filed as exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated by reference.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the offering on February 17, 2026. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant.
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-1 (File No. 333-293364), filed with the SEC on February 11, 2026).
4.3	Placement Agent Warrant, dated February 18, 2026.
10.1	Placement Agency Agreement dated February 17, 2026, between the Company and Maxim Group LLC.
10.2	Securities Purchase Agreement, dated February 17, 2026, between the Company and the purchasers party thereto.
10.3	Form of Lock-up Agreement.
99.1	Press Release dated February 17, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2026

LIMINATUS PHARMA, INC.

	By:	/s/ Chris Kim
	Name:	Chris Kim
	Title:	Chief Executive Officer